EXHIBIT 99.1

FOR IMMEDIATE RELEASE	RELEASE 11-04

MINES MANAGEMENT, INC. ANNOUNCES EXERCISE OF

UNDERWRITER’S OVER-ALLOTMENT OPTION

Spokane, Washington, April 4, 2011 — Mines Management, Inc. (“Mines Management” or the “Company”) (NYSE Amex: MGN, TSX: MGT) is pleased to announce that Roth Capital Partners, the sole manager for the Company’s underwritten offering of 4,800,000 shares of common stock that closed on March 8, 2011, has partially exercised its over-allotment option to purchase an additional 320,000 shares of common stock of the Company, at a price of US$3.15 per share.  The gross proceeds resulting from the over-allotment option exercise, which closed earlier today, are US$1,008,000, or US$947,520 in net proceeds to the Company, after deducting underwriting commissions and a corporate finance fee but before deducting offering expenses.  The total offering is therefore 5,120,000 shares of common stock for gross proceeds to the Company of US$16,128,000, or US$15,160,320 in net proceeds to the Company, after deducting underwriting commissions and a corporate finance fee but before deducting offering expenses.

Mines Management intends to use the net proceeds from the offering for (i) the advancement of the permitting process for its Montanore Project and the commencement of the Company’s planned delineation drilling program, which will include advancement of the adit, establishment of drilling stations and commencement of exploratory drilling and (ii) for general corporate purposes, including possible acquisition and exploration of new mining properties.

The securities described above were offered by way of a shelf registration statement, which was declared effective by the Securities and Exchange Commission (“SEC”) on October 27, 2009, a base shelf prospectus and a prospectus supplement, each of which has been filed with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may be offered only by means of the base shelf prospectus and the prospectus supplement, each of which form a part of the shelf registration statement.  Electronic copies of the prospectus supplement incorporating the base shelf prospectus relating to the offering may be obtained by either contacting the underwriter (as set forth below) or by accessing the SEC website, www.sec.gov.

Roth Capital Partners, LLC

Attn: Syndicate Department

24 Corporate Plaza

Newport Beach, CA 92660

Phone: 800-678-9147

Email: Rothecm@roth.com

About Mines Management Inc.

Mines Management, Inc. is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals.  Its primary focus is on the advancement of the Montanore silver-copper project located in northwestern Montana.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including statements regarding this proposed offering.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that Mines Management expects or anticipates will or may occur in the future, including such things as the anticipated use of proceeds of the offering.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “possible”, “hopes,” “believe,” “may,” “will,” “if” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mines Management to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of market response to the offering, the pricing of the offering, the future use of proceeds, fluctuations in silver and copper prices, general economic conditions, economic or political events affecting the supply of and demand for silver and copper, changes in U.S. securities markets, failure to receive regulatory approvals or changes in the attitude of state and local officials to the Montanore Project; as well as those factors discussed in Mines Management’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Mines Management has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Mines Management assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Mines Management, Inc.

Attn: Douglas Dobbs

905 W. Riverside Ave., Ste. 311

Spokane, Washington  99201

Phone: 509-838-6050

Fax: 509-838-0486

Email: info@minesmanagement.com